Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports Fourth Quarter and Full Year 2015 Results;
Announces Fourth Quarter Estimated Taxable Income of $37.8 Million or $0.68 Per Share;
Declares Special Dividend of $0.15 Per Share of Common Stock

CHRISTIANSTED, U.S. Virgin Islands, February 29, 2016 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) today announced financial and operating results for the fourth quarter and full year of 2015.

Fourth Quarter 2015 Highlights

•	Estimated taxable income increased to $37.8 million, or $0.68 per share, from $10.4 million, or $0.18 per share in the third quarter of 2015.

•	Rental revenue increased to $5.7 million, representing a 41% increase over the third quarter of 2015.

•	Increased rental portfolio to 2,732 homes, including 2,118 rented properties, 264 listed and ready for rent and 350 properties under leasehold renovation and unit turn.

•	Reduced non-performing mortgage loan (“NPL”) portfolio to 5,739 loans.[1]

•
Completed the sale of 772 loans within approximately 1% of balance sheet carrying value; unpaid principal balance (“UPB”) of the sold loans was $309.6 million, or approximately 15% of the total UPB in Residential’s loan portfolio.

•	Agreed to purchase a portfolio of 627 rental homes; expected to close in the first quarter of 2016.[2]

•	Expanded One-by-One purchase program with 156 homes acquired or under contract in the fourth quarter in 9 MSAs.

•	Completed repurchases of $5.0 million of stock, bringing total repurchases in 2015 to $25.0 million.

Full Year 2015 Highlights

•	Estimated taxable income of $107.6 million and dividends with respect to 2015 taxable income of $1.90 per share, including the $0.15 per share special dividend announced today.

•	Increased rental portfolio to 2,732 homes as of December 31, 2015, representing an increase of 247% over the 787 properties in the rental portfolio as of December 31, 2014.

•
Negotiated new Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), resulting in a reduction of asset management fees by approximately 68% to $23.7 million in 2015 from $74.0 million for 2014.

•	Transferred servicing of 6,818 loans with an aggregate UPB of $1.7 billion to Residential’s two new mortgage servicers.

•	Following completed and pending NPL sales, substantially all of Residential’s unsecuritized loans will have been moved to new servicers.

•
Added, amended and extended the Company’s repurchase and lending facilities and completed a third NPL securitization, increasing the Company’s financing capacity to $1.8 billion at December 31, 2015 versus $1.6 billion at December 31, 2014.

Recent Developments

•
Agreed to sell a portfolio of 1,266 NPLs within approximately 1% of balance sheet carrying value; UPB of the loans to be sold is $434.3 million, or approximately 24% of the year-end total UPB in Residential’s loan portfolio; the sale is expected to close in the first quarter of 2016.[3]

The Company also announced that its Board of Directors has declared a special dividend of $0.15 per share of common stock, or an aggregate of $8.3 million based on shares outstanding. This dividend is intended to complete the distribution of 100% of Residential's taxable income for the year ended December 31, 2015. The Company will pay this dividend on March 17, 2016 to all stockholders of record as of the close of business on March 10, 2016.

“In 2015, we substantially diversified Residential’s acquisition strategies in light of evolving economic conditions and higher pricing in the NPL marketplace,” stated Chief Executive Officer George G. Ellison. “We believe that the flexibility afforded to us by our differentiated business model and our relationship with Altisource Portfolio Solutions S.A. (“Altisource”) has provided us with the growth engine and nationwide property management infrastructure to support the acquisition of large numbers of single family rental properties at a high yield. I am confident our diversified acquisition approach and our continuing transition to a 100% single family rental REIT has positioned Residential to reward investors with long-term growth and attractive returns through enhanced scale and superior cost controls.”
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[1]	The 5,739 NPLs excludes 1,297 loans held for sale at December 31, 2015.

[2]	Definitive purchase agreement was executed in February 2016. Sale is subject to completion of due diligence and expected to close in the first quarter of 2016.

[3]	Sale is subject to completion of due diligence and final negotiation of definitive purchase agreement. Final purchase price is subject to final confirmation.

Strategic Update

Since the commencement of operations in December 2012, Residential has been committed to becoming and maintaining its position as one of the top single family rental REITs. Our continuing strategy is to build long term shareholder value through the creation of a large portfolio of single family rental homes and target best in class operating yield. In order to achieve this goal, Residential has shifted its focus to diversifying its acquisition strategies and substantially growing its single family rental portfolio. By opportunistically selling NPLs and non-rental REO properties that do not meet the Company’s targeted rental criteria, Residential can capitalize on attractive single family rental economics and utilize proceeds from these asset sales to invest its resources in higher yielding markets. As part of its strategy to transition to a 100% single family rental REIT, Residential is:

•
Capitalizing on attractive single family rental economics. We expect that the tightening mortgage market and rising interest rates will lead to an increase in the number of U.S. households that are renters. By increasing its presence in this segment of the housing market and focusing on working class single family homes, Residential differentiates itself from its competitors.

•
Investing its resources in higher yielding markets to adapt to current market conditions. The Company is in its acquisition phase and is in the process of significantly increasing its total single family rental portfolio. Residential’s focus on lower cost homes with a higher yield and building scale will ultimately lead to a strong stable dividend.

•
Utilizing its long-term service agreement with Altisource, a premier marketplace and transaction solutions provider. Altisource provides Residential with real estate portfolio management, asset recovery and customer relationship management services. Altisource sets Residential apart, both economically and operationally, and allows the Company to grow in any market where Residential sees appropriate yield.

•	Sourcing homes through both NPLs and direct purchases. Together with Altisource, the Company believes it can achieve a stabilized NOI margin of 60-65% and a 6-7% net yield.

Residential has implemented this strategy in order to best position the Company to provide a consistent and robust return on equity for its investors.

Fourth Quarter and Full Year 2015 Financial Results

Net loss for the fourth quarter of 2015 totaled $66.2 million, or $1.18 per diluted share, compared to net income of $41.5 million, or $0.72 per diluted share, for the fourth quarter of 2014. Net loss for the year ended December 31, 2015 totaled $46.0 million, or $0.81 per diluted share, compared to net income of $188.9 million, or $3.34 per diluted share, for the year ended December 31, 2014.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Monday, February 29, 2016, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year of 2015. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States.  Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to our stockholders; the impact of changes to the supply of, value of and the returns on sub-performing and non-performing loans and single family rental properties; our ability to successfully modify or otherwise resolve sub-performing and non-performing loans; our ability to convert loans to single family rental properties and acquire single family rental properties generating attractive returns; our ability to predict costs; difficulties in identifying sub-performing and non-performing loans and single family properties to acquire; our ability to effectively compete with competitors; our ability to apply the net proceeds from financings in target assets in a timely manner; changes in interest rates and the market value of the collateral underlying our sub-performing and nonperforming loan portfolios or acquired single family properties; our ability to obtain and access financing arrangements on favorable terms, or at all; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. to effectively perform its obligations under various agreements with us; the failure of our servicers to effectively perform their servicing obligations under their servicing agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three months ended December 31, 2015	Three months ended December 31, 2014	Year ended December 31, 2015	Year ended December 31, 2014
Revenues:
Rental revenues	$5,672	$845	$13,233	$1,564
Net unrealized (loss) gain on mortgage loans	(42,013)	91,924	88,829	350,822
Net realized gain on mortgage loans	10,533	21,899	58,061	55,766
Net realized gain on mortgage loans held for sale	35,927	2,469	36,432	2,771
Net realized gain on real estate	14,006	4,938	50,932	9,482
Interest income	16	136	611	2,893
Total revenues	24,141	122,211	248,098	423,298
Expenses:
Residential property operating expenses	20,376	12,468	66,266	26,018
Real estate depreciation and amortization	3,080	603	7,472	1,067
Acquisition fees and costs	1,298	293	2,292	1,545
Related party acquisition fees and costs	—	314	—	1,039
Real estate and mortgage loan selling costs and impairment	37,995	13,013	72,230	21,788
Mortgage loan servicing costs	14,357	18,593	62,346	68,181
Interest expense	14,217	11,460	53,694	35,812
General and administrative	1,036	1,089	9,539	5,502
Related party general and administrative, net of reimbursements	(2,073)	25,087	23,716	75,991
Total expenses	90,286	82,920	297,555	236,943
Other income	—	2,160	3,518	2,543
(Loss) income before income taxes	(66,145)	41,451	(45,939)	188,898
Income tax expense (benefit)	13	(31)	66	45
Net (loss) income	$(66,158)	$41,482	$(46,005)	$188,853

(Loss) earnings per share of common stock – basic:
(Loss) earnings per basic share	$(1.18)	$0.73	$(0.81)	$3.36
Weighted average common stock outstanding – basic	55,918,072	57,189,125	56,843,028	56,247,376
(Loss) earnings per share of common stock – diluted:
(Loss) earnings per diluted share	$(1.18)	$0.72	$(0.81)	$3.34
Weighted average common stock outstanding – diluted	55,918,072	57,405,882	56,843,028	56,588,137

Dividends declared per common share	$0.10	$0.55	$1.83	$2.03

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
Assets:
Real estate held for use:
Land	$56,346	$14,424
Rental residential properties (net of accumulated depreciation of $7,127 and $1,062, respectively)	224,040	60,908
Real estate owned	455,483	457,045
Total real estate held for use, net	735,869	532,377
Real estate assets held for sale	250,557	92,230
Mortgage loans at fair value	960,534	1,959,044
Mortgage loans held for sale	317,336	12,535
Cash and cash equivalents	116,702	66,166
Restricted cash	20,566	13,282
Accounts receivable, net	45,903	10,313
Related party receivables	2,180	17,491
Investment in affiliate	—	18,000
Deferred leasing and financing costs, net	7,886	4,251
Prepaid expenses and other assets	415	373
Total assets	$2,457,948	$2,726,062
Liabilities:
Repurchase agreements	$767,513	$1,015,000
Other secured borrowings (including $14,991 repurchase agreement with NewSource as of December 31, 2014)	505,630	339,082
Accounts payable and accrued liabilities	32,448	11,678
Related party payables	—	33,391
Total liabilities	1,305,591	1,399,151
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,226,080 and 55,581,005 shares issued and outstanding, respectively, as of December 31, 2015 and 57,192,212 shares issued and outstanding as of December 31, 2014	572	572
Additional paid-in capital	1,227,385	1,227,091
(Accumulated deficit) retained earnings	(50,617)	99,248
Treasury stock, at cost, 1,645,075 shares as of December 31, 2015 and 0 shares as of December 31, 2014	(24,983)	—
Total equity	1,152,357	1,326,911
Total liabilities and equity	$2,457,948	$2,726,062

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that the Company uses in connection with monitoring its compliance with certain REIT requirements. The Company believes that estimated REIT taxable income is useful to its investors because its dividends are determined directly by its REIT taxable income due to a REIT’s requirement to distribute at least 90% of its taxable income in each fiscal year. Estimated REIT taxable income should not be considered as an alternative to net income or net income per share as indicators of the Company's operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income ($ in thousands):

	Year ended December 31, 2015	Year ended December 31, 2014
(Loss) income before income taxes	$(45,939)	$188,898
Add net loss of taxable REIT subsidiaries	49,708	8,238
Adjusted net income	3,769	197,136
Book to tax differences:
Net unrealized gain on mortgage loans	80,046	(134,963)
Net realized gain on mortgage loans	(76,076)	(16,892)
Net realized gain on mortgage loans held for sale	47,752	681
Net realized gain on real estate sold	(57,038)	(9,012)
Interest income, advances and recoveries	21,279	12,858
Depreciation and amortization	3,174	327
Valuations and impairments	38,683	14,604
Mortgage loan servicing cost	44,049	49,128
Acquisition fees and due diligence	897	2,083
Other book/tax differences, net	1,048	(187)
Estimated REIT taxable income	$107,583	$115,763